UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2012

DUKE REALTY LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Indiana	0-20625	35-1898425
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 East 96th Street

Suite 100

Indianapolis, IN 46240

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 7, 2012, Duke Realty Corporation, an Indiana corporation (the “General Partner”), and Duke Realty Limited Partnership, an Indiana limited partnership (the “Operating Partnership”), of which the General Partner is the sole general partner, entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Morgan Stanley & Co. LLC, UBS Securities LLC, J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, as sales agents and/or principals (the “Agents”). Under the terms of the Equity Distribution Agreement, the General Partner may sell shares of its common stock, $0.01 par value per share, from time to time, to or through the Agents, up to an aggregate offering price of $200,000,000. Sales of the shares, if any, will be made by means of ordinary brokers’ transactions at prevailing market prices at the time of sale, or as otherwise agreed with the applicable Agent. The General Partner will pay each Agent compensation for sales of the shares equal to 2% of the gross sales price per share of shares sold through such Agent, as sales agent, under the Equity Distribution Agreement.

The General Partner intends to use the net proceeds from any sales of shares of common stock resulting from this offering to reduce outstanding indebtedness and for other general corporate purposes. The General Partner has not yet determined which of our outstanding indebtedness will be repaid with the proceeds of this offering.

The General Partner is not obligated to sell, and the Agents are not obligated to buy or sell, any shares under the Equity Distribution Agreement. No assurance can be given that the General Partner will sell any shares under the Equity Distribution Agreement, or, if it does, as to the price or amount of shares that it sells, or the dates when such sales will take place.

The shares will be offered pursuant to the General Partner’s shelf registration statement on Form S-3 (Registration No. 333-181030), which became effective upon filing with the Securities and Exchange Commission (the “Commission”) on April 30, 2012 (the “Registration Statement”).

Pursuant to General Instruction F to the Commission’s Form 8-K, a copy of the Equity Distribution Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K (the “Report”), and the information in the Equity Distribution is incorporated into this Item 1.01 by this reference. The foregoing description of the Equity Distribution Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to Exhibit 1.1.

Item 3.02.	Unregistered Sales of Equity Securities.

On April 25, 2012, the Operating Partnership, pursuant to the authority granted pursuant to Section 4.02(a) of the Operating Partnership’s Fourth Amended and Restated Agreement of Limited Partnership, as amended (the “Partnership Agreement”), authorized the issuance of $200,000,000 of the Operating Partnership’s common units (the “Common Units”) to the General Partner in connection with the General Partner’s registered public offering of $200,000,000 shares of the General Partner’s common stock. The Common Units were issued in a transaction that was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon applicable exemptions from registration under Section 4(2) of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

The exhibit listed below and filed as Exhibit 1.1 to this Report also is being filed pursuant to Item 601 of the Commission’s Regulation S-K in lieu of filing the otherwise required exhibits to the Registration Statement. This Form 8-K is incorporated by reference into the Registration Statement, and, as such, the General Partner is filing the following exhibit to cause it to be incorporated by reference into the Registration Statement as an exhibit thereto. By filing this Report, and the exhibit hereto, however, the General Partner does not believe that any of the information set forth herein or in the exhibits hereto represents, either individually or in the aggregate, a “fundamental change” (as such term is used in Item 512(a)(1)(ii) of the Commission’s Regulation S-K) in the information set forth in, and incorporated by reference into, the Registration Statement.

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated May 7, 2012, by and among the General Partner, the Operating Partnership, Morgan Stanley & Co. LLC, UBS Securities LLC, J.P. Morgan Securities LLC and Credit Suisse (USA) LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE REALTY LIMITED PARTNERSHIP

	By:	Duke Realty Corporation
As its sole General Partner

Dated: May 7, 2012	By:	/s/ Howard L. Feinsand
		Name:	Howard L. Feinsand
Title: Executive Vice President, General Counsel and Corporate Secretary